SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 13, 2005
                                                -------------------------------

Commission    Registrant, State of Incorporation,          I.R.S. Employer
File Number   Address and Telephone Number                 Identification No.

1-6468        Georgia Power Company                        58-0257110
              (A Georgia Corporation)
              241 Ralph McGill Boulevard, N.E.
              Atlanta, Georgia 30308
              (404) 506-6526

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01.      Regulation FD Disclosure.

         On December 13, 2005, Georgia Power Company ("Georgia Power") and Savannah Electric and Power Company ("Savannah Electric"), both Georgia corporations and subsidiaries of The Southern Company, a Delaware corporation ("Southern"), entered into an Agreement and Plan of Merger, dated as of December 13, 2005 (the "Merger Agreement"). Pursuant to the Merger Agreement, Savannah Electric will merge with and into Georgia Power (the "Merger"), with Georgia Power continuing as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger: (a) each share of Georgia Power common stock, without par value ("Georgia Power Common Stock"), issued and outstanding immediately prior to the Merger shall remain issued and outstanding; (b) each share of Georgia Power preferred stock currently issued and outstanding shall have been redeemed prior to the Merger; (c) the issued and outstanding shares of Savannah Electric common stock, with a par value of $5 per share, all of which shall continue to be held by Southern Company, shall, without further action on the part of anyone, be converted into the right to receive 1,500,000 shares of Georgia Power Common Stock; and (d) each share of Savannah Electric preferred stock issued and outstanding immediately prior to the Merger shall be converted into the right to receive one share of a new series of Georgia Power Class A Preferred Stock, non-cumulative, par value $25 per share (the "Georgia Power 6 1/8% Series Class A Preferred Stock").

         Under the Merger Agreement, the Merger is conditioned upon, among other things, (a) the adoption of the Merger Agreement by the shareholders of each of Georgia Power and Savannah Electric as and to the extent required by their respective organizational documents and the Georgia Business Corporation Code,
(b) certain regulatory approvals, including the approval of the Federal Energy Regulatory Commission and the Federal Communications Commission, as well as the approval of the Georgia Public Service Commission with respect to certain matters relating to the Merger, and (c) New York Stock Exchange listing approval for the Georgia Power 6 1/8% Series Class A Preferred Stock, subject to official notice of issuance. Assuming the timely receipt of all required approvals, Georgia Power expects to complete the merger by July 2006.

         The Merger Agreement may be amended or terminated with the written approval of Georgia Power and Savannah Electric.

         This summary of the Merger Agreement and the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Merger Agreement includes as Exhibit A thereto the form of Amended and Restated Charter to be adopted by Georgia Power at or prior to the effective time of the Merger and as Exhibit B thereto the form of amendment to such Amended and Restated Charter to designate the 6 1/8% Georgia Power Class A Preferred Stock to be issued in connection with the Merger.


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            The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Notice Regarding Forward-Looking Statements

         This Current Report on Form 8-K includes forward-looking statements under federal securities laws. These forward-looking statements include statements regarding the proposed merger and other statements regarding the plans, strategies and expectations of management. These statements are based on the current expectations of management and a number of risks and uncertainties could cause actual results to differ materially from these forward-looking statements. For example, (1) Savannah Electric may be unable to obtain the shareholder approvals required for the transaction; (2) Georgia Power or Savannah Electric may be unable to obtain regulatory approvals required for the transaction, or regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the transaction; (3) problems may arise in successfully integrating the operations of Georgia Power and Savannah Electric, which may result in the combined company not operating as effectively and efficiently as expected; (4) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (5) the credit ratings of the combined company may be different from what Georgia Power or Savannah Electric expect; (6) the industry may be subject to future regulatory or legislative actions that could adversely affect the combined company; and (7) the combined company may be adversely affected by other economic, business and/or competitive factors. Additional factors that may affect the future results of Georgia Power are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. Georgia Power disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits

         99.1 Agreement and Plan of Merger dated as of December 13, 2005, between Georgia Power Company and Savannah Electric and Power Company.

         99.2     Press Release issued on December 13, 2005.


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 13, 2005                    GEORGIA POWER COMPANY




                                           By /s/Wayne Boston
                                                Wayne Boston
                                             Assistant Secretary